UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2020

EASTSIDE DISTILLING, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38182	20-3937596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 SE Water Avenue, Suite 390

Portland, OR 97214

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (971) 888-4264

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	EAST	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

EXPLANATORY NOTE

This Amendment No. 1 to Current Report on Form 8-K is being filed to provide the response received by Eastside Distilling, Inc. (the “Company”) from Mr. Jack Peterson to the original Current Report on Form 8-K filed on August 28, 2020.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On August 19, 2020 Mr. Jack Peterson tendered his resignation as a director to the board of directors (the “Board”) of Eastside Distilling, Inc. (the “Company”). The Board accepted the resignation of Mr. Peterson, effective August 25, 2020. Mr. Peterson did not serve on any Board committees at the time of his resignation. Mr. Peterson is the President of Sandstrom Partners (“Sandstrom”), who has provided the Company with marketing strategy and branding services since 2016. The Company has a bona fide dispute with Sandstrom regarding the services rendered, the amount owed, and the terms of the Company’s arrangement with Sandstrom. The Company and Sandstrom are negotiating a resolution of the dispute. The Company believes that Mr. Peterson resigned in connection with the dispute and the ongoing negotiations.

The Company provided Mr. Peterson with a copy of this disclosure and an opportunity to provide a response to this disclosure. Mr. Peterson’s response is filed herewith as an exhibit.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.2	Correspondence from Jack Peterson

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2020

EASTSIDE DISTILLING, INC.

By:	/s/ Paul Block
Paul Block
Chief Executive Officer